UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 20, 2009

(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51689	88-0456274
(Commission File Number)	(I.R.S. Employer Identification No.)

2121 Sage Road, Suite 200
Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

 (Former name or former address, if changed since last report.)

(713) 625-7800
(Telephone number, including area code)

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d) Election of New Directors.

On November 20, 2009, Richard J. Kampa, President & CEO was elected to serve as a member of the Board of Directors, filling the 2nd Board seat.

Mr. Kampa comes from a healthcare background where he served as Chairman, President and CEO of Spectrum Diagnostic Imaging from 2004 to 2007.   Kampa was the former Chairman, President and Chief Executive Officer of U.S. Healthworks, Inc., a national provider of occupational healthcare services with $225 million in revenue. He was the senior vice president of operations for HealthSouth Corp. from 1996 to 1998.  The last two years Mr. Kampa has been a consultant for several healthcare startup enterprises.

The Board considers Mr. Kampa not to be an independent director, as defined in Section 10A-3(b) of the Securities Exchange Act of 1934. As a management member of the Board, Mr. Kampa will receive the same standard compensation paid to other management directors for service on the Board and its committees.

There are no arrangements or understandings between Mr. Kampa and any other person pursuant to which he was selected as a director, and there have been no transactions since the beginning of the Company’s last fiscal year, or are currently proposed, regarding Mr. Kampa that are required to be disclosed by Item 404(a) of Regulation S-K.

On December 18, 2009, Floyd H. Griffith was elected to serve as a member of the Board of Directors, filling the 3rd Board seat.

Mr. Griffith is the founder & CEO of Houston-based Bimshire Creative Management where he has served from January, 2009, to present.   Mr. Griffith has been a finance practitioner with Wall Street experience in securities issuance, investments, risk management, and securities regulation with Merrill Lynch in 2008 and with Citi Smith Barney from 2006 to 2008. He also was a Risk Analyst with Oasis Capital Markets during 2005.  As a regulatory analyst at the NASD (now FINRA) in 2004 and 2005, he promoted investor protection and market integrity by enforcing securities rules, laws, and regulation.  Griffith, who received his M.B.A. in finance from The Johns Hopkins University, is a 2004 graduate of the Wharton School’s Executive Development Program (EDP) at the University of Pennsylvania.

The Board considers Mr. Griffith to be an independent director, as defined in Section 10A-3(b) of the Securities Exchange Act of 1934. As a non-management member of the Board, Mr. Griffith will receive the same standard compensation paid to other non-management directors for service on the Board and its committees.

There are no arrangements or understandings between Mr. Griffith and any other person pursuant to which he was selected as a director, and there have been no transactions since the beginning of the Company’s last fiscal year, or are currently proposed, regarding Mr. Griffith that are required to be disclosed by Item 404(a) of Regulation S-K.

On December 23, 2009, Michael G. Wirtz, Vice President & CFO, assumed the responsibilities of Secretary and Treasurer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/Michael S. Studdard
Michael S. Studdard, Chairman of the Board

Dated: December 23, 2009